Exhibit 99.1

Fortress Reports First Quarter 2015 Results and Announces Dividend of $0.08 per Share

New York, NY. May 7, 2015 – Fortress Investment Group LLC (NYSE: FIG) (“Fortress” or the “Company”) today reported its first quarter 2015 financial results.

FINANCIAL SUMMARY

•	Fortress declares a cash dividend of $0.08 per dividend paying share for the first quarter of 2015

•	Management Fee Paying Assets Under Management (“AUM”) of $69.9 billion as of March 31, 2015, an increase of 3% from the previous quarter and an increase of 12% from March 31, 2014

•	GAAP net income of $87 million, or $0.15 per diluted Class A share, for the first quarter of 2015, compared to GAAP net income of $9 million, or $0.01 per diluted Class A share, for the first quarter of 2014

•	Pre-tax distributable earnings (“DE”) of $55 million, or $0.12 per dividend paying share, for the first quarter of 2015, compared to pre-tax DE of $97 million, or $0.21 per dividend paying share, for the first quarter of 2014

•	Net cash and investments of $2.80 per dividend paying share as of March 31, 2015

•	$1.2 billion of gross embedded incentive income across funds and permanent capital vehicles as of March 31, 2015, that has not been recognized in DE

•	Total uncalled capital, or “dry powder,” of $10.7 billion as of March 31, 2015, including $7.6 billion available for general investment purposes

BUSINESS HIGHLIGHTS

•	Raised a record $5.4 billion of capital across alternative investment businesses during the quarter, including $4.7 billion for Fortress Credit Opportunities Fund (“FCO”) IV

•	Subsequent to quarter end, raised $1.2 billion of capital for the Permanent Capital Vehicles

•	Private Equity (“PE”) Fund V appreciated 22.5% during the quarter and was valued above its preferred return threshold based on investment valuations at quarter end

•	Investment performance summary as of March 31, 2015:

•	Private Equity fund valuations increased 4.8% during the quarter

•	Annualized inception-to-date net IRRs for FCO, FCO II and FCO III of 25.2%, 17.8% and 12.7%, respectively

•	First quarter 2015 net returns of 2.2% for Drawbridge Special Opportunities Fund (“DBSO”) LP and (4.7)% for Fortress Macro Fund Ltd

•	11 out of 16 Logan Circle fixed income strategies outperformed respective benchmarks for the quarter ended March 31, 2015 and 15 of 16 strategies have outperformed respective benchmarks since inception

“We had a very active start to the year, highlighted by the launch of our largest Credit PE fund in our history, our largest PE fund crossing its preferred return threshold, and a number of important strategic transactions across our permanent capital vehicles,” said Fortress Chief Executive Officer Randy Nardone. “With $1.2 billion of gross embedded incentive income not yet recognized in earnings and nearly $11 billion of dry powder for us to put to work, we see great prospects for growth and value creation in the quarters and years ahead.”

SUMMARY FINANCIAL RESULTS

Fortress’s business model is highly diversified, and management believes that this positions the Company to capitalize on opportunities for investing, capital formation and harvesting profits that can occur at different points in any cycle for our individual businesses. Fortress’s business model generates stable and predictable management fees, which is a function of the majority of Fortress’s alternative AUM residing in long-term investment structures. Fortress’s alternative investment businesses also generate variable incentive income based on performance, and this incentive income can contribute meaningfully to financial results. Balance sheet investments represent a third component of Fortress’s business model, and the Company has built substantial value in these investments, which are made in Fortress funds alongside the funds’ limited partners.

The table below summarizes Fortress’s operating results for the quarter ended March 31, 2015. The consolidated GAAP statement of operations and balance sheet are presented on pages 12-13 of this press release.

	1Q	4Q	1Q	% Change
	2015	2014	2014	QoQ	YoY
(in millions, except per share amount)
GAAP
Revenues	$227	$455	$237	(50)%	(4)%
Expenses	329	310	231	6%	42%
Other Income	208	(14)	9	N/A	N/A
Net income (loss)	87	141	9	(38)%	N/A
Net income (loss) attributable to Class A Shareholders	35	61	3	(43)%	N/A

Per diluted share	$0.15	$0.23	$0.01	(35)%	N/A

Weighted average Class A shares outstanding, diluted	222	450	229

Distributable Earnings
Fund management DE	$51	$110	$87	(54)%	(41)%
Pre-tax DE	55	123	97	(55)%	(43)%

Per dividend paying share/unit	$0.12	$0.28	$0.21	(57)%	(43)%

Weighted average dividend paying shares and units outstanding	450	442	469

Assets Under Management
Private Equity	$14,801	$13,933	$15,243	6%	(3)%
Credit	13,834	13,128	12,947	5%	7%
Liquid Markets[1]	7,838	8,128	7,738	(4)%	1%
Logan Circle	33,416	32,342	26,592	3%	26%

Total Assets Under Management	$69,889	$67,531	$62,520	3%	12%

[1]	The Assets Under Management presented for Liquid Markets includes $4,001 million related to Affiliated Managers as of 1Q 2015.

CONSOLIDATED GAAP RESULTS

Fortress recorded GAAP net income of $87 million, or $0.15 per diluted Class A share, for the first quarter of 2015, compared to GAAP net income of $9 million, or $0.01 per diluted Class A share, for the first quarter of 2014. Our diluted earnings per share for all periods presented includes the income tax effects to net income (loss) attributable to Class A shareholders from the assumed conversion of Fortress Operating Group units and fully vested restricted partnership units to Class A shares.

The year-over-year increase in Fortress’s first quarter 2015 GAAP net income was primarily driven by a $198 million increase in other income, partially offset by a $98 million increase in expenses. The increase in other income and expenses was primarily related to the transfer of our interest in Graticule Asset Management (“Graticule”). In January 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule, an autonomous asset management business on Fortress’s affiliated manager platform (“Affiliated Managers”). Fortress recorded the results of this transaction at fair value, which for the first quarter of 2015, resulted in a non-cash gain of $134 million recorded in other income, a non-cash expense of $101 million recorded in expenses related to the portion of Fortress’s interest that was transferred to a former senior employee, and $33 million from our resulting retained interest recorded as an equity method investment.

Excluding the effects of the transfer described above, GAAP net income increased year-over-year primarily due to increases in the fair value of options and common stock held in our publicly traded permanent capital vehicles and increases in earnings from our equity method investees, primarily with respect to our investments in Fund V and Affiliated Managers, partially offset by lower incentive income generated by our funds.

In February 2015, the Financial Accounting Standards Board issued amendments to its accounting standards for consolidation of certain entities, and Fortress elected to early adopt such guidance for all periods presented in its consolidated financial statements. As a result of such adoption, certain entities that were previously consolidated by Fortress are no longer consolidated subsidiaries, including New Media Investment Group Inc. (NYSE: NEWM) and New Senior Investment Group Inc. (NYSE: SNR), which were both initially consolidated in 2014.

CONSOLIDATED SEGMENT RESULTS (NON-GAAP)

This section provides information about each of Fortress’s businesses: (i) Credit Hedge Funds and Credit PE Funds, (ii) Private Equity Funds and Permanent Capital Vehicles, (iii) Liquid Hedge Funds, and (iv) Logan Circle.

Fortress uses DE as the primary metric to manage its businesses and gauge the Company’s performance, and it uses DE exclusively to report segment results. All DE figures are presented on a pre-tax basis. Consolidated segment results are non-GAAP information and are not presented as a substitute for Fortress’s GAAP results. Fortress urges you to read “Non-GAAP Information” below.

	As of March 31, 2015
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners
Assets Under Management[2]	$69,889	$10,179	$4,622	$7,838	$6,271	$7,563	$33,416
Dry Powder	$10,730	$1,752	$353	N/A	$362	$8,263	N/A
Average Management Fee Rate[3]		1.2%	1.5%	1.7%	2.0%	1.4%	0.2%

Incentive Eligible NAV Above Incentive Income Threshold[4]	$25,221	$6,083	$2,087	$574	$5,646	$10,705	$126

Undistributed Incentive Income: Unrecognized	$1,249	$202	$108	$7	$84	$848	$—
Undistributed Incentive Income: Recognized	23	—	—	1	22	—	$—

Undistributed Incentive Income[5]	$1,272	$202	$108	$8	$106	$848	$—

	Three Months Ended March 31, 2015
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle Partners
Third-Party Capital Raised	$5,360	$—	$150	$86	$175	$4,949	$—

Segment Revenues
Management fees	$139	$29	$19	$21	$30	$27	$13
Incentive income	51	—	3	1	23	24	—

Total	190	29	22	22	53	51	13
Segment Expenses
Operating expenses	(115)	(14)	(18)	(21)	(18)	(30)	(14)
Profit sharing compensation expenses	(30)	—	—	(4)	(12)	(14)	—

Total	(145)	(14)	(18)	(25)	(30)	(44)	(14)
Earnings From Affiliated Managers	9	—	—	9	—	—	—
Principal Performance Payments	(3)	—	—	—	(2)	(1)	—

Fund Management DE	$51	$15	$4	$6	$21	$6	$(1)

Net Investment Income[6]	4	—	—	3	1	1	—

Pre-tax Distributable Earnings	$55	$15	$4	$9	$22	$7	$(1)

[2]	The Assets Under Management presented for the Liquid Hedge Funds includes $4,001 million related to Affiliated Managers. The Assets Under Management presented for the Credit Hedge Funds includes $189 million related to the third-party originated Value Recovery Funds. Fortress earns fees from the Value Recovery Funds based only on collections.
[3]	The Average Management Fee Rate presented for the Liquid Hedge Funds excludes Affiliated Managers. The Average Management Fee Rate presented for the Credit Hedge Funds excludes the third-party originated Value Recovery Funds. See footnote (2) above.
[4]	The Incentive Eligible NAV Above Incentive Income Threshold presented for Liquid and Credit Hedge Funds excludes sidepocket investments and for Liquid Hedge Funds, excludes Affiliated Managers. The Incentive Eligible NAV Above Incentive Income Threshold presented for Private Equity Funds and Credit PE Funds represents total fund NAV. The Incentive Eligible NAV Above Incentive Income Threshold presented for the publicly traded permanent capital vehicles represents the equity basis that is used to calculate incentive income and, for the private permanent capital vehicle, total NAV.
[5]	The Undistributed Incentive Income presented for the Liquid Hedge Funds excludes Affiliated Managers. Undistributed Incentive Income includes the impact of sidepocket investments on Liquid and Credit Hedge Funds. Undistributed Incentive Income for Private Equity Funds, Credit PE Funds and Liquid and Credit Hedge Fund sidepocket and redeeming capital account (RCA) investments has not been recognized in Distributable Earnings and will be recognized when realized; Undistributed Incentive Income for other Hedge Fund investments was recognized in Distributable Earnings when earned. Undistributed Incentive Income for Permanent Capital Vehicles includes incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the publicly traded permanent capital vehicles and sold all of the resulting shares at their March 31, 2015 closing price.
[6]	Net Investment Income includes Unallocated Expenses of $1 million.

Pre-tax DE was $55 million in the first quarter of 2015, down from $97 million in the first quarter of 2014. This decrease was primarily due to lower incentive income and management fees, partially offset by lower profit sharing compensation expenses.

Management fees were $139 million in the first quarter of 2015, down from $147 million in the first quarter of 2014, primarily due to lower management fees from the Liquid Hedge Funds and Private Equity Funds, partially offset by higher management fees from the Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds and Logan Circle.

Incentive income recorded in the first quarter of 2015 totaled $51 million, down from $104 million recorded in the first quarter of 2014, primarily due to lower incentive income from the Credit PE Funds and Credit Hedge Funds.

Earnings from Affiliated Managers totaled $9 million in the first quarter of 2015, related to our interests in Graticule.

Additionally, Fortress had $1.2 billion in gross undistributed, unrecognized incentive income based on investment valuations as of March 31, 2015. This includes $1.1 billion from our funds, $100 million from options in our publicly traded permanent capital vehicles and $8 million from our private permanent capital vehicle.

The Company’s segment revenues and distributable earnings will fluctuate materially depending upon the performance of its funds and the realization events within its Private Equity businesses, as well as other factors. Accordingly, the revenues and distributable earnings in any particular period should not be expected to be indicative of future results.

ASSETS UNDER MANAGEMENT

As of March 31, 2015, AUM totaled $69.9 billion, up from $67.5 billion as of December 31, 2014. During the quarter, Fortress had $1.4 billion of market-driven valuation gains, a $0.7 billion increase in invested capital, recorded $0.6 billion of net client inflows for Logan Circle, raised $0.6 billion of capital and equity that was directly added to AUM, and had a net $0.5 billion increase in AUM of Affiliated Managers. These increases to AUM were partially offset by (i) $0.7 billion of Liquid Hedge Fund redemptions, (ii) $0.5 billion of capital distributions to investors, (iii) $0.1 billion of crystallized incentive income, and (iv) $0.1 billion of Credit Hedge Fund redemptions and payments to Credit Hedge Fund investors from redeeming capital accounts.

As of March 31, 2015, the Credit Funds, Private Equity Funds and private permanent capital vehicle had $8.6 billion, $1.8 billion and $0.4 billion of uncalled capital, respectively, that will become AUM if deployed/called. Uncalled capital or dry powder – capital committed to the funds but not invested and generating management fees – includes $3.1 billion that is only available for follow-on investments, management fees and other fund expenses. Notably, approximately 78% of alternative AUM was in funds with long-term investment structures as of March 31, 2015, which provides for a stable, predictable base of management fees.

BUSINESS SEGMENT RESULTS

Below is a discussion of first quarter 2015 segment results and business highlights.

Credit:

•	DBSO LP net returns of 2.2% for the first quarter of 2015

•	FCO, FCO II, FCO III, Japan Opportunity Fund (“FJOF”) and FJOF II (Yen) recorded annualized inception-to-date net IRRs of 25.2%, 17.8%, 12.7%, 31.4% and 21.2%, respectively, through March 31, 2015

•	Raised a record $5.1 billion of capital across the Credit business during the quarter, including $4.7 billion for FCO IV and related accounts

•	During the quarter, the Credit PE Funds invested $0.6 billion of capital and distributed $0.3 billion of capital back to limited partners

(See supplemental data on pages 18-19 for more detail on Credit results)

The Credit business, which includes our Credit PE Funds and Credit Hedge Funds, generated pre-tax DE of $29 million in the first quarter of 2015, compared to $56 million in the first quarter of 2014. The year-over-year decrease in DE was primarily driven by lower incentive income, partially offset by higher management fees and lower profit sharing expenses.

The Credit Hedge Funds generated pre-tax DE of $22 million in the quarter, essentially flat compared to the first quarter of 2014. DBSO LP, Fortress’s flagship credit hedge fund, had net returns of 2.2% in the first quarter following net returns of 10.0% in 2014. The Credit Hedge Funds raised $175 million of capital in the quarter, primarily for the DBSO funds.

The Credit PE Funds generated pre-tax DE of $7 million in the quarter, down from $33 million in the first quarter of 2014, primarily due to lower realization activity and incentive income in the quarter. Gross unrecognized Credit PE incentive income totaled $848 million at quarter end, up $126 million from March 31, 2014, despite $212 million of gross recognized Credit PE incentive income over the last twelve months.

The Credit PE Funds raised $4.9 billion of capital in the quarter, including $4.7 billion for FCO IV and $0.2 billion for Fortress Real Estate Opportunities Fund II. Fortress anticipates a total capital raise of approximately $5.0 billion, the targeted cap, for FCO IV and related accounts. FCO IV is the successor fund to FCO III and its related accounts, which closed in September 2011 with approximately $4.5 billion in commitments.

Private Equity:

•	Fund portfolio investment valuations increased 4.8% in the quarter

•	Fund V appreciated 22.5% in the quarter, crossing its preferred return threshold

•	Raised $1.4 billion of permanent capital year-to-date through April 30, 2015, including $0.9 billion by New Residential Investment Corp. (“New Residential”) (NYSE: NRZ) in connection with its acquisition of Home Loan Servicing Solutions, Ltd. (“HLSS”)

(See supplemental data on page 16-17 for more detail on Private Equity results)

The Private Equity business recorded pre-tax DE of $19 million in the first quarter of 2015, including $15 million for the Private Equity Funds and $4 million for the Permanent Capital Vehicles. Pre-tax DE declined from $34 million in the first quarter of 2014, primarily due to lower Private Equity Fund management fees and investment income, partially offset by higher Permanent Capital Vehicle management fees.

Private Equity Fund valuations increased 4.8% in the quarter, primarily due to appreciation of Springleaf Holdings, Inc. (NYSE: LEAF), partially offset by depreciation of Nationstar Mortgage Holdings Inc. (NYSE: NSM) and certain privately held portfolio company investments.

Fund V appreciated 22.5% during the first quarter of 2015, primarily due to a 43.1% increase in Springleaf’s share price. This NAV appreciation, combined with approximately $80 million in capital distributions to LPs in the quarter, resulted in Fund V crossing its preferred return threshold and beginning its 60/40 “catch-up” accrual phase of gross incentive income for Fortress as the GP. As of March 31, 2015, Fund V had $188 million of gross undistributed incentive income not yet recognized in DE.

The Permanent Capital Vehicles had $108 million of gross undistributed, unrecognized incentive income at quarter end, including $100 million related to in-the-money options we hold in our publicly traded permanent capital vehicles.

The Permanent Capital Vehicles have raised $1.4 billion of capital year-to-date through April 2015, including $150 million raised by New Media in January and approximately $340 million and $860 million raised in April by Eurocastle Investment Limited and New Residential, respectively. A portion of the capital raised by New Residential was used to help fund the acquisition of HLSS in April 2015.

Liquid Hedge Funds:

•	Raised $0.2 billion of capital year-to-date through April 30, 2015

•	Completed transition of the Fortress Asia Macro Funds to Graticule Asset Management

(See supplemental data on page 20 for more detail on Liquid Hedge Funds results)

The Liquid Hedge Funds recorded pre-tax DE of $9 million in the first quarter of 2015, flat compared to the first quarter of 2014, as lower management fees were offset by earnings from Affiliated Managers and higher investment income. Earnings from Affiliated Managers totaled $9 million in the first quarter of 2015, related to our interests in Graticule.

First quarter 2015 net returns for the Fortress Macro Funds, Fortress Convex Asia Funds, Fortress Centaurus Global Funds and Fortress Partners Funds were (4.7)%, (0.6)%, 3.9% and 1.2%, respectively. Net returns year-to-date through April 30, 2015 for the Fortress Macro Funds, Fortress Convex Asia Funds and Fortress Centaurus Global Funds were (8.0)%, (1.1)% and 4.2%, respectively.*

In January 2015, we completed the previously announced transition of management of the Fortress Asia Macro Funds and related managed accounts to Graticule, a new autonomous asset management business on Fortress’s affiliated manager platform. Fortress has retained a perpetual minority interest in Graticule amounting to 30% of earnings during 2015 and receives additional fees for providing various infrastructure services.

Liquid Hedge Funds ended the quarter with $7.8 billion of AUM, including $4.0 billion related to Affiliated Managers. Liquid Hedge Fund AUM declined slightly during the quarter primarily due to $0.7 billion of redemptions, partially offset by a net $0.5 billion increase in the AUM of Affiliated Managers and $0.1 billion of capital raised. Subsequent to quarter end, the Liquid Hedge Funds raised approximately $0.1 billion of additional capital, which will be added to AUM in the second quarter of 2015.

At quarter end, there were $396 million of Liquid Hedge Fund redemption notices outstanding, including $385 million to be paid primarily in the second quarter of 2015.

*	The net returns for the Fortress Convex Asia Funds reflect returns for the Fortress Convex Asia Funds and Fortress Convex Asia PF Funds collectively. The calculation of net returns for the Fortress Convex Asia PF Funds reflect all expenses, including management fees, accrued incentive allocation (if any), and other expenses over the fund’s Trading Level. “Trading Level” is defined as the product of the fund’s NAV multiplied by the Funding Factor. The “Funding Factor” is 2x for Fortress Convex Asia Fund PF Ltd and Fortress Convex Asia Fund PF LP. The net returns for the Fortress Partners Funds represent the performance of Fortress Partners Fund LP. Please see supplemental data on page 20 for more detail on the returns of each Fortress Partners Fund.

Logan Circle:

•	11 out of 16 Logan Circle fixed income investment strategies outperformed their respective benchmarks in the quarter, and 15 of 16 strategies have outperformed respective benchmarks since inception

•	Traditional asset management AUM totaled $33.4 billion at March 31, 2015, an increase of 26% compared to March 31, 2014

•	Net client inflows totaled $0.6 billion in the quarter

(See supplemental data on page 21 for more detail on Logan Circle results)

Logan Circle, our traditional asset management business, recorded a pre-tax DE loss of $1 million in the quarter, compared to a pre-tax DE loss of $2 million in the first quarter of 2014, primarily due to higher management fees, partially offset by higher operating expenses.

Logan Circle ended the quarter with $33.4 billion in AUM, a 3% increase compared to the prior quarter and a 26% increase compared to the previous year. The year-over-year increase in AUM was primarily due to net client inflows of $5.5 billion and market-driven valuation gains of $1.3 billion.

Over a five-year period through March 31, 2015, 14 of Logan Circle’s 16 fixed income strategies outperformed their respective benchmarks. Since inception, 15 of 16 Logan Circle fixed income strategies have outperformed their respective benchmarks and six were ranked in the top quartile of performance for their competitor universe.

LIQUIDITY & CAPITAL

As of March 31, 2015, Fortress had cash and cash equivalents of $145 million and debt obligations of $75 million.

As of March 31, 2015, Fortress had $1.3 billion of investments in Fortress funds and options in publicly traded permanent capital vehicles. As of March 31 2015, Fortress had a total of $173 million of outstanding commitments to its funds.

In addition, the NAV of Fortress’s investments in its own funds exceeded its segment cost basis by $576 million at quarter end, representing net unrealized gains that have not yet been recognized for segment reporting purposes.

DIVIDEND

Fortress’s Board of Directors declared a first quarter 2015 cash dividend of $0.08 per dividend paying share. The dividend is payable on May 21, 2015 to Class A shareholders of record as of the close of business on May 18, 2015.

The declaration and payment of any dividends are at the sole discretion of the Board of Directors, which may decide to change its dividend policy at any time. Please see below for information on the U.S. federal income tax implications of the dividend.

NON-GAAP INFORMATION

DE is a primary metric used by management to measure Fortress’s operating performance. Consistent with GAAP, DE is the sole measure that management uses to manage, and thus report on, Fortress’s segments, namely: Private Equity, Permanent Capital Vehicles, Credit Hedge Funds, Credit PE Funds, Liquid Hedge Funds and Logan Circle. DE differs from GAAP net income in a number of material ways. For a detailed description of the calculation of pre-tax DE and fund management DE, see Exhibit 3 to this release and note 10 to the financial statements included in the Company’s most recent quarterly report on Form 10-Q.

Fortress aggregates its segment results to report consolidated segment results, as shown in the table under “Summary Financial Results” and in the “Total” column of the table under “Consolidated Segment Results (Non-GAAP).” The consolidated segment results are non-GAAP financial information. Management believes that consolidated segment results provide a meaningful basis for comparison among present and future periods. However, consolidated segment results should not be considered a substitute for Fortress’s consolidated GAAP results. The exhibits to this release contain reconciliations of the components of Fortress’s consolidated segment results to the comparable GAAP measures, and Fortress urges you to review these exhibits. Fortress also uses weighted average dividend paying shares and units outstanding (used to calculate pre-tax DE per dividend paying share) and net cash and investments. The exhibits to this release contain reconciliations of these measures to the comparable GAAP measures, and Fortress urges you to review these exhibits.

CONFERENCE CALL

Management will host a conference call today, Thursday, May 7th at 9:00 A.M. Eastern Time. A copy of the earnings release is posted to the Investor Relations section of Fortress’s website, www.fortress.com. The conference call may be accessed by dialing 1-877-694-6694 (from within the U.S.) or 1-970-315-0985 (from outside of the U.S.) ten minutes prior to the scheduled start of the call; please reference “Fortress First Quarter Earnings Call.” A simultaneous webcast of the conference call will be available to the public on a listen-only basis at www.fortress.com. Please allow extra time prior to the call to visit the site and download the necessary software required to listen to the internet broadcast. A telephonic replay of the conference call will also be available by dialing 1-855-859-2056 (from within the U.S.) or 1-404-537-3406 (from outside of the U.S.); please reference access code “27940522.”

INVESTOR & MEDIA RELATIONS CONTACT

Gordon E. Runté

Fortress Investment Group

+1-212-798-6082

grunte@fortress.com

ABOUT FORTRESS

Fortress Investment Group LLC (NYSE: FIG) is a leading, highly diversified global investment management firm with $69.9 billion in assets under management as of March 31, 2015. Fortress applies its deep experience and specialized expertise across a range of investment strategies - private equity, credit, liquid hedge funds and traditional asset management - on behalf of approximately 1,700 institutional clients and private investors worldwide. For more information regarding Fortress Investment Group LLC or to be added to its e-mail distribution list, please visit www.fortress.com.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Certain statements in this press release may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding Fortress’s sources of management fees, incentive income and investment income (loss), estimated fund performance and the amount and source of expected capital commitments. These statements are not historical facts, but instead represent only the Company’s beliefs regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. It is possible that the sources and amounts of management fees, incentive income and investment income, the amount and source of expected capital commitments for any new fund or redemption amounts may differ, possibly materially, from these forward-looking statements, and any such differences could cause the Company’s actual results to differ materially from the results expressed or implied by these forward-looking statements. For a discussion of some of the risks and important factors that could affect such forward-looking statements, see the sections entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company’s Quarterly Report on Form 10-Q, which is, or will be, available on the Company’s website (www.fortress.com). In addition, new risks and uncertainties emerge from time to time, and it is not possible for the Company to predict or assess the impact of every factor that may cause its actual results to differ from those contained in any forward-looking statements. Accordingly, you should not place undue reliance on any forward-looking statements contained in this press release. The Company can give no assurance that the expectations of any forward-looking statement will be obtained. Such forward-looking statements speak only as of the date of this press release. The Company expressly disclaims any obligation to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with regard thereto or any change in events, conditions or circumstances on which any statement is based.

U.S. FEDERAL INCOME TAX IMPLICATIONS OF DIVIDEND

This announcement is intended to be a qualified notice as provided in the Internal Revenue Code (the “Code”) and the Regulations thereunder. For U.S. federal income tax purposes, the dividend declared in May 2015 will be treated as a partnership distribution. The per share distribution components are as follows:

U.S. Long Term Capital Gain (1)	$0.0000
Non-U.S. Long Term Capital Gain	$0.0000
U.S. Portfolio Interest Income (2)	$0.0450
U.S. Dividend Income (3)	$0.0200
Other Income (4)	$0.0150
Return of Capital	$0.0000

Distribution Per Share	$0.0800

(1)	U.S. Long Term Capital Gain realized on the sale of a United States Real Property Holding Corporation. As a result, the gain from the sale will be treated as income that is effectively connected with a U.S. trade or business.
(2)	Eligible for the U.S. portfolio interest exemption for any holder not considered a 10-Percent shareholder under §871(h)(3)(B) of the Code.
(3)	This income is subject to withholding under §1441 of the Code.
(4)	This income is not subject to withholding under §1441 or §1446 of the Code.

Fortress Investment Group LLC

Consolidated Statements of Operations (Unaudited)

(dollars in thousands, except share data)

	Three Months Ended March 31,
	2015	2014
Revenues
Management fees: affiliates	$127,707	$129,710
Management fees: non-affiliates	15,291	17,622
Incentive income: affiliates	24,223	34,251
Incentive income: non-affiliates	—	643
Expense reimbursements: affiliates	54,565	51,186
Expense reimbursements: non-affiliates	3,248	2,448
Other revenues	1,655	1,250

Total Revenues	226,689	237,110

Expenses
Compensation and benefits	178,888	188,519
General, administrative and other	42,981	37,823
Depreciation and amortization	5,331	4,301
Interest expense	839	691
Transfer of interest in Graticule	101,000	—

Total Expenses	329,039	231,334

Other Income (Loss)
Gains (losses)	31,561	(11,055)
Tax receivable agreement liability adjustment	—	—
Earnings (losses) from equity method investees	41,708	20,374
Gain on transfer of Graticule	134,400	—

Total Other Income (Loss)	207,669	9,319

Income (Loss) Before Income Taxes	105,319	15,095
Income tax benefit (expense)	(18,399)	(5,994)

Net Income (Loss)	$86,920	$9,101

Allocation of Net Income (Loss)
Principals’ and Others’ Interests in Income (Loss) of Consolidated Subsidiaries	52,223	6,077
Redeemable Non-Controlling Interests in Income (Loss)	(16)	—
Net Income (Loss) Attributable to Class A Shareholders	34,713	3,024

	$86,920	$9,101

Earnings (Loss) Per Class A Share
Net income (loss) per Class A share, basic	$0.15	$0.01

Net income (loss) per Class A share, diluted	$0.15	$0.01

Weighted average number of Class A shares outstanding, basic	215,785,776	216,934,917

Weighted average number of Class A shares outstanding, diluted	221,535,189	229,033,778

Fortress Investment Group LLC

Consolidated Balance Sheets

(dollars in thousands)

	March 31, 2015 (Unaudited)	December 31, 2014
Assets
Cash and cash equivalents	$145,233	$391,089
Due from affiliates	168,176	326,575
Investments	1,200,151	1,121,545
Investments in options	108,120	71,844
Deferred tax asset, net	397,778	417,623
Other assets	167,903	173,708

Total Assets	$2,187,361	$2,502,384

Liabilities and Equity

Liabilities
Accrued compensation and benefits	$139,171	$374,709
Due to affiliates	354,122	375,424
Deferred incentive income	307,737	304,526
Debt obligations payable	75,000	75,000
Other liabilities	123,396	88,053

Total Liabilities	$999,426	$1,217,712

Commitments and Contingencies

Redeemable Non-controlling Interests	109	1,717

Equity
Class A shares, no par value, 1,000,000,000 shares authorized, 208,554,885 and 208,535,157 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Class B shares, no par value, 750,000,000 shares authorized, 226,331,513 shares issued and outstanding at March 31, 2015 and December 31, 2014, respectively	—	—
Paid-in capital	1,922,312	1,996,137
Retained earnings (accumulated deficit)	(1,315,409)	(1,350,122)
Accumulated other comprehensive income (loss)	(2,710)	(2,416)

Total Fortress shareholders’ equity	604,193	643,599
Principals’ and others’ interests in equity of consolidated subsidiaries	583,633	639,356

Total Equity	1,187,826	1,282,955

	$2,187,361	$2,502,384

Fortress Investment Group LLC

Exhibit 1

Supplemental Data for the Three Months Ended March 31, 2015 and 2014

	Three Months Ended March 31, 2015
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - January 1, 2015	$67,531	$9,366	$4,567	$8,128	$6,173	$6,955	$32,342
Capital raised	495	—	—	86	175	234	—
Equity raised (Permanent Capital Vehicles)	150	—	150	—	—	—	—
Increase in invested capital	718	61	60	—	15	582	—
Redemptions	(785)	—	—	(733)	(52)	—	—
RCA distributions[7]	(66)	—	—	—	(66)	—	—
Return of capital distributions	(524)	(95)	(99)	(42)	—	(288)	—
Crystallized Incentive Income	(95)	—	—	—	(95)	—	—
Change in AUM of Affiliated Managers	494	—	—	494	—	—	—
Net Client Flows	589	—	—	—	—	—	589
Income (loss) and foreign exchange	1,382	847	(56)	(95)	121	80	485

AUM - Ending Balance	$69,889	$10,179	$4,622	$7,838	$6,271	$7,563	$33,416

Third-Party Capital Raised	$5,360	$—	$150	$86	$175	$4,949	$—

Segment Revenues
Management fees	$139	$29	$19	$21	$30	$27	$13
Incentive income	51	—	3	1	23	24	—

Total	190	29	22	22	53	51	13

Segment Expenses
Operating expenses	(115)	(14)	(18)	(21)	(18)	(30)	(14)
Profit sharing compensation expenses	(30)	—	—	(4)	(12)	(14)	—

Total	(145)	(14)	(18)	(25)	(30)	(44)	(14)

Earnings From Affiliated Managers	9	—	—	9	—	—	—

Fund Management DE (before Principal Performance Payments)	54	15	4	6	23	7	(1)

Principal Performance Payments	(3)	—	—	—	(2)	(1)	—

Fund Management DE	51	15	4	6	21	6	(1)

Investment Income	5	—	—	3	1	1	—

Unallocated Investment Income	—
Unallocated Expenses	(1)

Pre-tax Distributable Earnings	$55	$15	$4	$9	$22	$7	$(1)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.12

	Three Months Ended March 31, 2014
		Private Equity			Credit Funds
(in millions)	Total	Funds	Permanent Capital Vehicles	Liquid Hedge Funds	Hedge Funds	PE Funds	Logan Circle
Assets Under Management
AUM - January 1, 2014	$61,750	$11,862	$3,721	$7,398	$5,856	$7,527	$25,386
Capital raised	1,516	—	—	1,302	214	—	—
Equity raised (Permanent Capital Vehicles)	—	—	—	—	—	—	—
Increase in invested capital	363	7	92	—	15	249	—
Redemptions	(593)	—	—	(557)	(36)	—	—
RCA distributions[7]	(149)	—	—	—	(149)	—	—
Return of capital distributions	(1,201)	(257)	(84)	(24)	—	(836)	—
Crystallized Incentive Income	(273)	—	—	(129)	(144)	—	—
Net Client Flows	477	—	—	—	—	—	477
Income (loss) and foreign exchange	630	(99)	1	(252)	212	39	729

AUM - Ending Balance	$62,520	$11,512	$3,731	$7,738	$5,968	$6,979	$26,592

Third-Party Capital Raised	$1,609	$79	$—	$1,302	$228	$—	$—

Segment Revenues
Management fees	$147	$35	$16	$33	$27	$25	$11
Incentive income	104	2	4	—	32	66	—

Total	251	37	20	33	59	91	11

Segment Expenses
Operating expenses	(104)	(11)	(14)	(23)	(17)	(25)	(13)
Profit sharing compensation expenses	(53)	(1)	—	(2)	(15)	(35)	—

Total	(157)	(12)	(14)	(25)	(32)	(61)	(13)

Fund Management DE (before Principal Performance Payments)	94	25	6	8	27	30	(2)

Principal Performance Payments	(7)	—	(1)	—	(5)	(1)	—

Fund Management DE	87	25	5	8	22	29	(2)

Investment Income	10	4	—	1	1	4	—
Unallocated Investment Income	—
Unallocated Expenses	—

Pre-tax Distributable Earnings	$97	$29	$5	$9	$23	$33	$(2)

Pre-tax Distributable Earnings per Dividend Paying Share	$0.21

[7]	Represents distributions from (i) assets held by redeeming capital accounts in the Drawbridge Special Opportunities Funds, and (ii) the Value Recovery Funds.

Fortress Investment Group LLC

Exhibit 2-a

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	Ended March 31, 2015
Fortress

Assets Under Management
Private Equity Funds	$11,513	$9,810	$9,787	$9,366	$9,366	$10,179
Permanent Capital Vehicles	3,731	4,021	4,411	4,567	4,567	4,622
Liquid Hedge Funds[8]	7,738	7,867	7,529	8,128	8,128	7,838
Credit Hedge Funds	5,968	6,084	6,140	6,173	6,173	6,271
Credit Private Equity Funds	6,979	6,898	7,083	6,955	6,955	7,563
Logan Circle	26,592	29,133	31,096	32,342	32,342	33,416

AUM - Ending Balance	$62,520	$63,813	$66,046	$67,531	$67,531	$69,889

Third-Party Capital Raised	$1,609	$1,762	$1,216	$1,692	$6,279	$5,360

Segment Revenues
Management fees	$147	$152	$149	$153	$601	$139
Incentive income	104	78	88	191	461	51

Total	251	230	237	344	1,062	190

Segment Expenses
Operating expenses	(104)	(109)	(112)	(126)	(451)	(115)
Profit sharing compensation expenses	(53)	(39)	(54)	(96)	(242)	(30)

Total	(157)	(148)	(166)	(222)	(693)	(145)

Earnings From Affiliated Managers	—	—	—	—	—	9

Fund Management DE (before Principal Performance Payments)	94	82	71	122	369	54

Principal Performance Payments	(7)	(6)	(4)	(12)	(29)	(3)

Fund Management DE	$87	$76	$67	$110	$340	$51

Net Investment Income	10	96	(12)	13	106	4

Pre-tax Distributable Earnings	$97	$172	$55	$123	$446	$55

[8]	The Assets Under Management presented for the Liquid Hedge Funds includes $4,001 million related to Affiliated Managers as of March 31, 2015.

Fortress Investment Group LLC

Exhibit 2-b

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	Ended March 31, 2015
Private Equity Funds

Assets Under Management
Main Funds[9]	$7,787	$7,053	$7,347	$6,934	$6,934	$7,726
Coinvestment Funds[10]	3,393	2,401	2,088	2,006	2,006	1,994
MSR Opportunities Funds[11]	332	344	341	326	326	336
Italian NPL Opportunities Fund	—	12	11	25	25	19
Fortress Equity Partners	—	—	—	75	75	104

AUM - Ending Balance	$11,512	$9,810	$9,787	$9,366	$9,366	$10,179

Third-Party Capital Raised	$79	$26	$101	$—	$206	$—

Segment Revenues
Management fees	$35	$36	$33	$32	$136	$29
Incentive income	2	1	—	—	3	—

Total	37	37	33	32	139	29

Segment Expenses
Operating expenses	(11)	(12)	(15)	(13)	(51)	(14)
Profit sharing compensation expenses	(1)	1	—	—	—	—

Total	(12)	(11)	(15)	(13)	(51)	(14)

Fund Management DE (before Principal Performance Payments)	25	26	18	19	88	15

Principal Performance Payments	—	—	—	—	—	—

Fund Management DE	$25	$26	$18	$19	$88	$15

Net Investment Income	4	91	—	—	95	—

Pre-tax Distributable Earnings	$29	$117	$18	$19	$183	$15

[9]	Combined AUM for Fund III, Fund IV and Fund V.
[10]	Combined AUM for Fund III Coinvestment, Fund IV Coinvestment, Fund V Coinvestment, FRID, FRIC, FICO, FHIF, FECI and MAPS. FRID and FRIC were closed in the fourth quarter of 2014.
[11]	Combined AUM for MSR Opportunities Fund I A, MSR Opportunities Fund I B, MSR Opportunities Fund II A, MSR Opportunities Fund II B and MSR Opportunities Fund MA I.

Fortress Investment Group LLC

Exhibit 2-c

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31, 2014	June 30, 2014	September 30, 2014	December 31, 2014	Full Year 2014	Ended March 31, 2015
Permanent Capital Vehicles

Assets Under Management
Newcastle Investment Corp.	$1,321	$1,381	$1,579	$768	$768	$680
New Residential Investment Corp.	1,196	1,367	1,366	1,367	1,367	1,367
Eurocastle Investment Limited	556	553	510	488	488	432
New Media Investment Group Inc.	391	390	505	487	487	637
New Senior Investment Group Inc.	—	—	—	812	812	813
WWTAI[12]	267	330	451	645	645	693

AUM - Ending Balance	$3,731	$4,021	$4,411	$4,567	$4,567	$4,622

Third-Party Capital Raised	$—	$405	$673	$—	$1,078	$150

Segment Revenues
Management fees	$16	$17	$17	$19	$69	$19
Incentive income	4	21	16	25	66	3

Total	20	38	33	44	135	22

Segment Expenses
Operating expenses	(14)	(17)	(18)	(20)	(69)	(18)
Profit sharing compensation expenses	—	(6)	(9)	(6)	(21)	—

Total	(14)	(23)	(27)	(26)	(90)	(18)

Fund Management DE (before Principal Performance Payments)	6	15	6	18	45	4

Principal Performance Payments	(1)	(2)	—	(3)	(6)	—

Fund Management DE	$5	$13	$6	$15	$39	$4

Net Investment Income	—	1	1	—	2	—

Pre-tax Distributable Earnings	$5	$14	$7	$15	$41	$4

[12]	WWTAI is currently a private permanent capital vehicle that has filed a registration statement for a public offering of shares under the name Fortress Transportation and Infrastructure Investors LLC (“FTAI”). A registration statement relating to the shares has been filed with the Securities and Exchange Commission but has not yet become effective. The shares may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of the shares in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

Fortress Investment Group LLC

Exhibit 2-d

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended March 31,
	2014	2014	2014	2014	2014	2015
Credit Hedge Funds

Assets Under Management
Drawbridge Special Opportunities Funds[13]	$5,616	$5,745	$5,817	$5,929	$5,929	$6,023
Value Recovery Funds[14]	338	324	309	200	200	189
Japan Income Fund	14	15	14	44	44	59

AUM - Ending Balance	$5,968	$6,084	$6,140	$6,173	$6,173	$6,271

Third-Party Capital Raised	$228	$554	$165	$48	$995	$175

Segment Revenues
Management fees	$27	$28	$29	$30	$114	$30
Incentive income	32	42	29	19	122	23

Total	59	70	58	49	236	53

Segment Expenses
Operating expenses	(17)	(17)	(17)	(19)	(70)	(18)
Profit sharing compensation expenses	(15)	(20)	(14)	(10)	(59)	(12)

Total	(32)	(37)	(31)	(29)	(129)	(30)

Fund Management DE (before Principal Performance Payments)	27	33	27	20	107	23

Principal Performance Payments	(5)	(3)	(4)	(8)	(20)	(2)

Fund Management DE	$22	$30	$23	$12	$87	$21

Net Investment Income	1	2	(5)	1	(1)	1

Pre-tax Distributable Earnings	$23	$32	$18	$13	$86	$22

Net Returns[15]
Drawbridge Special Opportunities Fund LP	3.2%	2.6%	1.9%	2.1%	10.0%	2.2%
Drawbridge Special Opportunities Fund Ltd	2.2%	1.7%	1.7%	0.2%	6.0%	1.1%

[13]	Combined AUM for Drawbridge Special Opportunities Fund LP, Drawbridge Special Opportunities Fund Ltd, Drawbridge Special Opportunities Fund managed accounts, Worden Fund LP and Worden Fund II LP.
[14]	Fortress will receive management fees from these funds equal to 1% of cash receipts and may receive limited incentive income if aggregate realizations exceed an agreed threshold.
[15]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations. The returns for the Drawbridge Special Opportunities Funds reflect the performance of each fund excluding special investments and the performance of the redeeming capital accounts which relate to December 31, 2009, December 31, 2010, December 31, 2011, December 31, 2012, December 31, 2013 and December 31, 2014 redemptions.

Fortress Investment Group LLC

Exhibit 2-e

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended March 31,
	2014	2014	2014	2014	2014	2015
Credit Private Equity Funds

Assets Under Management
Long Dated Value Funds[16]	$395	$375	$361	$361	$361	$352
Real Assets Funds	78	70	64	66	66	52
Fortress Credit Opportunities Funds[17]	4,712	4,649	4,960	5,465	5,465	6,029
Japan Opportunity Funds[18]	1,794	1,804	1,698	1,063	1,063	1,130

AUM - Ending Balance	$6,979	$6,898	$7,083	$6,955	$6,955	$7,563

Third-Party Capital Raised	$—	$254	$30	$899	$1,183	$4,949

Segment Revenues
Management fees	$25	$23	$24	$25	$97	$27
Incentive income	66	13	41	134	254	24

Total	91	36	65	159	351	51

Segment Expenses
Operating expenses	(26)	(26)	(27)	(29)	(108)	(30)
Profit sharing compensation expenses	(35)	(7)	(22)	(68)	(132)	(14)

Total	(61)	(33)	(49)	(97)	(240)	(44)

Fund Management DE (before Principal Performance Payments)	30	3	16	62	111	7

Principal Performance Payments	(1)	—	—	(1)	(2)	(1)

Fund Management DE	$29	$3	$16	$61	$109	$6

Net Investment Income	4	—	2	7	13	1

Pre-tax Distributable Earnings	$33	$3	$18	$68	$122	$7

[16]	Combined AUM for Long Dated Value Fund I, Long Dated Value Fund II, Long Dated Value Fund III and LDVF Patent Fund.
[17]	Combined AUM for Credit Opportunities Fund, Credit Opportunities Fund II, Credit Opportunities Fund III, Credit Opportunities Fund IV, FCO Managed Accounts, Net Lease Fund I, Global Opportunities Fund, Life Settlements Fund, Life Settlements Fund MA, SIP managed account, Real Estate Opportunities Fund, Real Estate Opportunities Fund II and Real Estate Opportunities REOC Fund.
[18]	Combined AUM for Japan Opportunity Fund, Japan Opportunity Fund II (Dollar), Japan Opportunity Fund II (Yen) and Japan Opportunity Fund III (Yen).

Fortress Investment Group LLC

Exhibit 2-f

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended March 31,
	2014	2014	2014	2014	2014	2015
Liquid Hedge Funds
Assets Under Management
Fortress Macro Funds[19]	$3,503	$3,391	$3,083	$3,249	$3,249	$2,779
Drawbridge Global Macro Funds[20]	286	261	223	229	229	227
Fortress Convex Asia Funds[21]	130	136	189	197	197	226
Fortress Centaurus Global Funds[22]	—	—	—	33	33	64
Fortress Partners Funds[23]	952	965	935	913	913	541
Fortress Asia Macro Funds[24]	2,867	3,114	3,099	3,507	3,507	N/A
Affiliated Managers[24]	—	—	—	—	—	4,001

AUM - Ending Balance	$7,738	$7,867	$7,529	$8,128	$8,128	$7,838

Third-Party Capital Raised	$1,302	$523	$247	$745	$2,817	$86

Segment Revenues
Management fees	$33	$37	$33	$35	$138	$21
Incentive income	—	1	2	13	16	1

Total	33	38	35	48	154	22

Segment Expenses
Operating expenses	(23)	(24)	(21)	(31)	(99)	(21)
Profit sharing compensation expenses	(2)	(7)	(9)	(12)	(30)	(4)

Total	(25)	(31)	(30)	(43)	(129)	(25)

Earnings From Affiliated Managers	—	—	—	—	—	9

Fund Management DE (before Principal Performance Payments)	8	7	5	5	25	6

Principal Performance Payments	—	(1)	—	—	(1)	—

Fund Management DE	$8	$6	$5	$5	$24	$6

Net Investment Income	1	1	(9)	5	(2)	3

Pre-tax Distributable Earnings	$9	$7	$(4)	$10	$22	$9

Net Returns[25]
Fortress Macro Fund Ltd	(5.5%)	(0.4%)	1.1%	3.4%	(1.6%)	(4.7%)
Drawbridge Global Macro Fund Ltd	(5.5%)	(0.6%)	0.7%	3.3%	(2.2%)	(4.9%)
Fortress Convex Asia Fund Ltd	(1.1%)	(2.6%)	(0.6%)	(0.6%)	(4.9%)	(0.6%)
Fortress Centaurus Global Fund Ltd	n/a	n/a	n/a	n/a	n/a	3.9%
Fortress Partners Fund LP26	1.1%	2.1%	(1.4%)	(1.8%)	(0.1%)	1.2%
Fortress Partners Offshore Fund LP26	0.9%	2.2%	(1.4%)	(1.3%)	0.4%	0.3%
Fortress Asia Macro Fund Ltd[24]	(3.6%)	(1.9%)	1.4%	3.1%	(1.2%)	n/a

[19]	Combined AUM for Fortress Macro Onshore Fund LP, Fortress Macro Fund Ltd, Fortress Macro MA1, Fortress Redwood Fund Ltd and Fortress Macro managed accounts.
[20]	Combined AUM for Drawbridge Global Macro Fund LP and Drawbridge Global Macro Intermediate Fund LP.
[21]	Combined AUM for Fortress Convex Asia Fund LP, Fortress Convex Asia Fund Ltd, Fortress Convex Asia Fund PF LP and Fortress Convex Asia Fund PF Ltd.
[22]	Combined AUM for Fortress Centaurus Global Fund LP and Fortress Centaurus Global Fund Ltd.
[23]	Combined AUM for Fortress Partners Fund LP and Fortress Partners Offshore Fund LP.
[24]	Combined AUM for Fortress Asia Macro Fund Ltd, Fortress Asia Macro Fund LP and Fortress Asia Macro managed accounts. In January 2015, the Fortress Asia Macro Funds and related managed accounts transitioned to Graticule Asset Management on Fortress’s affiliated manager platform.
[25]	The performance data contained herein reflects returns for a “new issue eligible,” single investor class as of the close of business on the last day of the relevant period. Net returns reflect performance data after taking into account management fees borne by the Fund and incentive allocations.
[26]	The returns for the Fortress Partners Funds include gains and losses from Special Investments. Investors’ specific performance may vary dependent upon their ownership in one or more Special Investments.

Fortress Investment Group LLC

Exhibit 2-g

Assets Under Management and Fund Management DE

(dollars in millions)

	Three Months Ended					Three Months
	March 31,	June 30,	September 30,	December 31,	Full Year	Ended March 31,
	2014	2014	2014	2014	2014	2015
Logan Circle

Assets Under Management

AUM - Ending Balance	$26,592	$29,133	$31,096	$32,342	$32,342	$33,416

Net Client Flows	$477	$1,730	$2,178	$1,035	$5,420	$589

Segment Revenues

Management fees	$11	$11	$13	$12	$47	$13

Incentive income	—	—	—	—	—	—

Total	11	11	13	12	47	13

Segment Expenses

Operating expenses	(13)	(13)	(14)	(14)	(54)	(14)

Profit sharing compensation expenses	—	—	—	—	—	—

Total	(13)	(13)	(14)	(14)	(54)	(14)

Fund Management DE	$(2)	$(2)	$(1)	$(2)	$(7)	$(1)

Net Investment Income	—	1	(1)	2	2	—

Pre-tax Distributable Earnings	$(2)	$(1)	$(2)	$—	$(5)	$(1)

Fortress Investment Group LLC

Exhibit 3

Reconciliation of GAAP Net Income (Loss) to Pre-tax Distributable Earnings and Fund Management DE,

Reconciliation of GAAP Revenues to Segment Revenues and Reconciliation of GAAP Expenses to Segment Expenses

(dollars in millions)

	Three Months Ended
	March 31,	June 30,	September 30,	December 31,	Full Year	Three Months Ended
	2014	2014	2014	2014	2014	March 31, 2015
GAAP Net Income (Loss)	$9	$73	$17	$141	$240	$87

Principals’ and Others’ Interests in (Income) Loss of Consolidated Subsidiaries	(6)	(42)	(13)	(79)	(140)	(52)
Redeemable non-controlling interests in Income (Loss)	—	—	2	(1)	1	—

GAAP Net Income (Loss) Attributable to Class A Shareholders	$3	$31	$6	$61	$101	$35

Private Equity incentive income	37	(8)	36	29	94	3
Hedge Fund and Logan Circle incentive income	30	26	21	(77)	—	23
Reserve for clawback	2	—	—	—	2	—
Distributions of earnings from equity method investees	9	47	6	10	72	4
Losses (earnings) from equity method investees	(17)	(20)	(38)	7	(68)	(27)
Losses (gains) on options	5	1	23	1	30	(32)
Losses (gains) on other Investments	5	42	(16)	(17)	14	(1)
Impairment of investments	—	—	(3)	—	(3)	(3)
Adjust income from the receipt of options	—	(1)	(5)	—	(6)	(4)
Gain on transfer of Graticule	—	—	—	—	—	(134)
Amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—
Employee, Principal and director compensation	12	6	6	12	36	20
Adjust non-controlling interests related to Fortress Operating Group units	5	40	11	78	134	52
Tax receivable agreement liability reduction	—	—	4	29	33	—
Adjust income taxes	6	8	3	(10)	7	18
Adjust transfer of interest in Graticule	—	—	—	—	—	101

Pre-tax Distributable Earnings	$97	$172	$55	$123	$446	$55

Investment Loss (income)	(10)	(97)	11	(14)	(109)	(5)
Interest Expense	—	1	1	1	3	1

Fund Management DE	$87	$76	$67	$110	$340	$51

GAAP Revenues	$237	$270	$243	$455	$1,205	$227

Adjust management fees	—	—	—	(1)	(1)	(1)
Adjust incentive income	69	17	57	(47)	96	27
Adjust income from the receipt of options	—	(1)	(5)	—	(6)	(4)
Other revenues	(55)	(56)	(57)	(65)	(233)	(59)

Segment Revenues	$251	$230	$238	$343	$1,062	$190

GAAP Expenses	$231	$216	$235	$310	$992	$329

Adjust interest expense	—	(1)	(1)	(1)	(3)	(1)
Adjust employee, Principal and director compensation	(12)	(6)	(3)	(3)	(24)	(18)
Adjust amortization of intangible assets and impairment of goodwill	—	—	—	—	—	—
Adjust expense reimbursements from affiliates and non-affiliates	(54)	(52)	(55)	(70)	(231)	(59)
Adjust Principal Performance Payments	(9)	(9)	(9)	(15)	(42)	(5)
Adjust transfer of interest in Graticule	—	—	—	—	—	(101)
Other	—	—	(1)	1	—	—

Segment Expenses	$157	$148	$166	$221	$692	$145

‘‘Distributable earnings’’ is Fortress’s supplemental measure of operating performance used by management in analyzing segment and overall results. It reflects the value created which management considers available for distribution during any period. As compared to generally accepted accounting principles (‘‘GAAP’’) net income, distributable earnings excludes the effects of unrealized gains (or losses) on illiquid investments, reflects contingent revenue which has been received as income to the extent it is not expected to be reversed, and disregards expenses which do not require an outlay of assets, whether currently or on an accrued basis. Distributable earnings is reflected on an unconsolidated and pre-tax basis, and, therefore, the interests in consolidated subsidiaries related to Fortress Operating Group units (held by the principals) and income tax expense are added back in its calculation. Distributable earnings is not a measure of cash generated by operations which is available for distribution nor should it be considered in isolation or as an alternative to cash flow or net income in accordance with GAAP and it is not necessarily indicative of liquidity or cash available to fund the Company’s operations. For a complete discussion of distributable earnings and its reconciliation to GAAP, as well as an explanation of the calculation of distributable earnings impairment, see note 10 to the financial statements included in the Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2015.

Fortress’s management uses distributable earnings:

•	in its determination of periodic distributions to equity holders;

•	in making operating decisions and assessing the performance of each of the Company’s core businesses;

•	for planning purposes, including the preparation of annual operating budgets; and

•	as a valuation measure in strategic analyses in connection with the performance of its funds and the performance of its employees.

Growing distributable earnings is a key component to the Company’s business strategy and distributable earnings is the supplemental measure used by management to evaluate the economic profitability of each of the Company’s businesses and total operations. Therefore, Fortress believes that it provides useful information to investors in evaluating its operating performance. Fortress’s definition of distributable earnings is not based on any definition contained in its amended and restated operating agreement.

“Fund management DE” is equal to pre-tax distributable earnings excluding our direct investment-related results. It is comprised of “Pre-tax Distributable Earnings” net of “Investment Loss (Income)” and “Interest Expense.” Fund management DE and its components are used by management to analyze and measure the performance of our investment management business on a stand-alone basis. Fortress defines segment operating margin to be equal to fund management DE divided by segment revenues. The Company believes that it is useful to provide investors with the opportunity to review our investment management business using the same metrics. Fund management DE and its components are subject to the same limitations as pre-tax distributable earnings, as described above.

Fortress Investment Group LLC

Exhibit 4

Reconciliation of Weighted Average Class A Shares Outstanding (Used for Basic EPS) to Weighted Average Dividend Paying Shares and Units Outstanding (Used for DEPS)

	Three Months Ended March 31,
	2015	2014

Weighted Average Class A Shares Outstanding (Used for Basic EPS)	215,785,776	216,934,917

Weighted average fully vested restricted Class A share units with dividend equivalent rights	(7,231,768)	(3,899,986)
Weighted average fully vested restricted Class A shares	(840,658)	(973,275)

Weighted Average Class A Shares Outstanding	207,713,350	212,061,656

Weighted average restricted Class A shares[27]	840,658	973,275
Weighted average fully vested restricted Class A share units which are entitled to dividend equivalent payments	7,231,768	3,899,986
Weighted average unvested restricted Class A share units which are entitled to dividend equivalent payments	8,347,402	5,997,586
Weighted average Fortress Operating Group units	226,331,513	245,925,038

Weighted Average Class A Shares Outstanding (Used for DEPS)	450,464,691	468,857,541

Weighted average vested and unvested restricted Class A share units which are not entitled to dividend equivalent payments	11,703,251	12,436,247

Weighted Average Fully Diluted Shares and Units Outstanding (Used for Diluted DEPS)	462,167,942	481,293,788

“Dividend paying shares and units” represents the number of shares and units outstanding at the end of the period which were entitled to receive dividends or related distributions. The Company believes it is useful for investors in computing the aggregate amount of cash required to make a current per share distribution of a given amount per share. It excludes certain potentially dilutive equity instruments, primarily non-dividend paying restricted Class A share units, and, therefore, is limited in its usefulness in computing per share amounts. Accordingly, dividend paying shares and units should be considered only as a supplement and not an alternative to GAAP basic and diluted shares outstanding. The Company’s calculation of dividend paying shares and units may be different from the calculation used by other companies and, therefore, comparability may be limited.

[27]	Includes both fully vested and unvested restricted Class A shares.

Fortress Investment Group LLC

Exhibit 5

Reconciliation of GAAP Book Value Per Share to Net Cash and Investments Per Share

(dollars and shares in thousands)

	As of March 31, 2015		As of December 31, 2014
	GAAP	Net Cash and	GAAP	Net Cash and
	Book Value	Investments	Book Value	Investments
Cash and Cash equivalents	$145,233	$145,233	$391,089	$391,089
Investments	1,200,151	1,200,151	1,121,545	1,121,545
Investments in options[28]	108,120	—	71,844	—
Due from Affiliates	168,176	—	326,575	—
Deferred Tax Asset, net	397,778	—	417,623	—
Other Assets	167,903	—	173,708	—

Total Assets	2,187,361	1,345,384	2,502,384	1,512,634

Debt Obligations Payable	75,000	75,000	$75,000	75,000
Accrued Compensation and Benefits	139,171	—	374,709	—
Due to Affiliates	354,122	—	375,424	—
Deferred Incentive Income	307,737	—	304,526	—
Other Liabilities	123,396	—	88,053	—

Total Liabilities	999,426	75,000	1,217,712	75,000

Less: Redeemable Non-controlling Interests	109	—	1,717	—

Net	$1,187,826	$1,270,384	$1,282,955	$1,437,634

		Dividend Paying		Dividend Paying
	Shares	Shares and Units	Shares	Shares and Units
	Outstanding	Outstanding	Outstanding	Outstanding
Class A Shares	207,713	207,713	207,490	207,490
Restricted Class A Shares	841	841	1,045	1,045
Fortress Operating Group Units	226,332	226,332	226,332	226,332
Fully Vested Class A Shares - Dividend Paying	—	7,568	—	194
Unvested Class A Shares - Dividend Paying	—	11,159	—	7,002

Shares Outstanding	434,886	453,613	434,867	442,063

Per Share	$2.73	$2.80	$2.95	$3.25

Net cash and investments represents cash and cash equivalents plus investments less debt outstanding. The Company believes that net cash and investments is a useful supplemental measure because it provides investors with information regarding the Company’s net investment assets. Net cash and investments excludes certain assets (investments in options, due from affiliates, deferred tax asset, other assets) and liabilities (due to affiliates, accrued compensation and benefits, deferred incentive income and other liabilities) and its utility as a measure of financial position is limited. Accordingly, net cash and investments should be considered only as a supplement and not an alternative to GAAP book value as a measure of the Company’s financial position. The Company’s calculation of net cash and investments may be different from the calculation used by other companies and, therefore, comparability may be limited.

[28]	The intrinsic value of options in equity method investees totaled $100 million at quarter end and is included in our undistributed, unrecognized incentive income. This value represents incentive income that would have been recorded in Distributable Earnings if Fortress had exercised all of its in-the-money options it holds in the publicly traded permanent capital vehicles and sold all of the resulting shares at their March 31, 2015 closing price and differs from the fair value derived from option pricing models included in the table above.